Target Hospitality Reports Strong 2024 Results with Continued Focus on Advancing Strategic Diversification and Growth Opportunities

THE WOODLANDS, Texas, March 26, 2025 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the fourth quarter and year ended December 31, 2024.

Financial and Operational Highlights

●	Revenue of $386.3 million for the year ended December 31, 2024.
●	Net income of $71.4 million for the year ended December 31, 2024.
●	Basic and diluted income per share of $0.71 and $0.70 respectively, for the year ended December 31, 2024.
●	Adjusted EBITDA(1) of $196.7 million for the year ended December 31, 2024.
●	Meaningful cash generation with approximately $152 million of Net Cash Provided by Operating Activities and $131 million of Discretionary Cash Flow(1) (“DCF”) for the year ended December 31, 2024.
●	Achieved approximately $366 million of total available liquidity, a net leverage ratio of 0.0x and zero net debt as of December 31, 2024.
●	Executed approximately $33.4 million of stock repurchases during the year ended December 31, 2024.
●	On March 25, 2025, redeemed all outstanding 10.75% Senior Secured Notes due 2025 (“Senior Notes”), maintaining financial flexibility as the Company continues pursuing strategic growth initiatives.
●	Advanced strategic diversification with multi-year workforce hub contract, expected to generate approximately $140 million of revenue through 2027 supporting a North American critical mineral supply chain (“Workforce Hub Contract”).
●	Announced 5-year $246 million contract award, reactivating strategically located South Texas assets located in Dilley, Texas, supporting critical U.S. government initiatives (“Dilley Contract”), effective March 5, 2025.

Executive Commentary

“Our 2024 performance further illustrates our ability to deliver strong results through a variety of business cycles and dynamic changes in customer demand. This operational flexibility has consistently supported the achievement of our financial goals, while allowing us to simultaneously remain focused on pursuing strategic growth initiatives,” stated Brad Archer, President and Chief Executive Officer.

This focus supported the multi-year Workforce Hub Contract award, illustrating our commitment to strategically growing and diversifying Target’s contract portfolio. In addition, our strategically located assets and proven reputation supported the seamless reactivation of our Dilley, Texas assets. This positive momentum, coupled with a strong financial position, establishes the foundation to continue pursuing growth initiatives focused on maximizing shareholder value, while diversifying our contract portfolio,” concluded Mr. Archer.

Financial Results

Full Year Summary Highlights

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Years Ended ($ in ‘000s, except per share amounts) - (unaudited)	December 31, 2024	December 31, 2023
Revenue	$386,272	$563,608
Net income	$71,407	$173,700
Income per share – basic	$0.71	$1.71
Income per share – diluted	$0.70	$1.56
Adjusted EBITDA(1)	$196,717	$344,217
Average utilized beds	13,362	14,463
Utilization	83%	90%

TH Q4 2024 Earnings Release

Revenue for the year ended December 31, 2024, was $386.3 million compared to $563.6 million for the same period in 2023.

Net income was $71.4 million for the year ended December 31, 2024, compared to $173.7 million for the same period in 2023.

Adjusted EBITDA(1) was $196.7 million for the year ended December 31, 2024, compared to $344.2 million for the same period in 2023.

The year over year decreases were attributable to the government segment and primarily driven by the previously announced infrastructure enhancement revenue amortization (“Infrastructure Revenue Amortization”) associated with the Company’s Pecos Children’s Center (“PCC”) community, which was fully amortized as of November 2023. In addition, these decreases were partially a result of lower PCC minimum lease and variable services revenue and the previously announced termination of the South Texas Family Residential Center Contract (“STFRC Contract”) effective August 9, 2024.

Fourth Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	December 31, 2024	December 31, 2023
Revenue	$83,688	$126,220
Net income	$12,544	$37,843
Income per share – basic	$0.13	$0.37
Income per share – diluted	$0.12	$0.29
Adjusted EBITDA(1)	$41,147	$67,659
Average utilized beds	11,911	13,981
Utilization	73%	87%

Revenue was $83.7 million for the three months ended December 31, 2024, compared to $126.2 million for the same period in 2023.

Net income was $12.5 million for the three months ended December 31, 2024, compared to $37.8 million for the same period in 2023.

Adjusted EBITDA(1) was $41.1 million for the three months ended December 31, 2024, compared to $67.7 million for the same period in 2023.

The decreases were attributable to the government segment and primarily driven by lower PCC variable services revenue, and no PCC Infrastructure Revenue Amortization, which was fully amortized as of November 2023. In addition, these decreases were partially a result of the termination of the STFRC Contract effective August 9, 2024.

Capital Management

The Company had approximately $32.5 million of capital expenditures for the year ended December 31, 2024, predominantly focused on enhancing and maintaining Target’s modular accommodations across its network.

As of December 31, 2024, the Company had approximately $191 million of cash and cash equivalents with approximately $366 million of total available liquidity, no outstanding borrowings on the Company’s $175 million credit facility (the “ABL Facility”), and a net leverage ratio of 0.0 times.

On March 25, 2025, the Company redeemed all $181.4 million in aggregate principal amount outstanding of the Senior Notes for a redemption price equal to 101.00% of the principal amount of the Senior Notes plus accrued and unpaid interest up to March 25, 2025, for total cash consideration of approximately $183.8 million using cash on hand and a portion of the borrowing capacity under the ABL Facility. The Company expects to realize annual interest expense savings of approximately $19.5 million following the redemption of the Senior Notes.

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During the year ended December 31, 2024, the Company repurchased approximately 3.8 million shares of its common stock for approximately $33.4 million. The stock repurchases, which commenced in January 2024, were executed pursuant to the $100 million stock repurchase program announced in November 2022 and represent approximately 33.4% of total share repurchase authorization executed to date. This repurchase program may be suspended from time to time, modified, extended or discontinued at certain times. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any shares of common stock repurchased will be held as treasury shares.

Business Update and Full Year 2025 Outlook

Target is well positioned, with strong underlying business fundamentals and an efficient operating structure. These elements establish a highly durable operating model and support Target’s ability to appropriately match customer demand while simultaneously pursuing strategic growth initiatives.

Target’s HFS - South segment continues to benefit from consistent customer activity and constructive market dynamics.  Target is encouraged by the positive momentum in this segment, where its world-class customers continue to find added value in the Company’s premium hospitality solutions and unique capabilities.

These distinct core competencies supported the Company’s recently announced multi-year Workforce Hub Contract, providing an estimated $68 million of minimum revenue in 2025. This contract illustrates Target’s ability to utilize its existing service offering and solutions to deliver on its strategic diversification initiatives.  In addition, the contract broadens Target’s customer and geographic reach, enabling the Company to pursue additional growth initiatives within an expanding region for critical mineral development.

Regarding the Government segment, the recently announced 5-year $246 million Dilley Contract illustrates the importance of the Company’s strategically located assets and proven ability to provide unmatched solutions supporting a range of U.S. government initiatives. In addition, Target’s existing government-focused network capacity offers the benefit of purpose-built readily accessible solutions, including the previously utilized PCC assets, which the Company believes establishes a distinct advantage as it actively pursues a strong pipeline of government end-market growth opportunities.

These proven capabilities, coupled with the U.S. government’s stated immigration policy initiatives, support strong demand for Target’s services and hospitality solutions.  The Company believes it is well positioned, with a strong reputation and partnerships with industry leading companies, as it pursues other potential opportunities supporting critical U.S. government policy initiatives.

Target’s business fundamentals, including its network capabilities and commitment to maximizing operational efficiencies, have established a strong financial position. These elements support the Company’s revised 2025 outlook, of:

●	Total revenue between $265 and $285 million
●	Adjusted EBITDA(1) between $47 and $57 million

Target’s revised 2025 outlook gives effect to the previously announced PCC contract termination, effective February 21, 2025, and the recently announced Dilley Contract award, effective March 5, 2025.

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Segment Results – Fourth Quarter 2024

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	December 31, 2024	December 31, 2023
Revenue	$43,702	$87,501
Adjusted gross profit(1)	$37,712	$65,655

Revenue for the three months ended December 31, 2024, was $43.7 million compared to $87.5 million for the same period in 2023. Adjusted gross profit for the period was $37.7 million compared to $65.7 million for the same period in 2023.

The decreases were primarily driven by lower PCC variable services revenue, and no PCC Infrastructure Revenue Amortization, which was fully amortized as of November 2023. In addition, these decreases were partially a result of the termination of the STFRC Contract effective August 9, 2024.

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	December 31, 2024	December 31, 2023
Revenue	$36,733	$36,225
Adjusted gross profit(1)	$12,581	$12,416
Average daily rate (ADR)	$72.14	$76.58
Average utilized beds	5,474	5,105
Utilization	73%	70%

Revenue for the three months ended December 31, 2024, was $36.7 million compared to $36.2 million for the same period in 2023. Average utilized beds were 5,474 for the three months ended December 31, 2024, with ADR of $72.14.

Target continues to benefit from consistent customer demand and supportive market dynamics, as its customers find added value in its premier service offering and expansive network capabilities.

All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	December 31, 2024	December 31, 2023
Revenue	$3,253	$2,494
Adjusted gross profit(1)	$259	$(448)

This category of operating segments consists of hospitality services revenue not included in other segments. Revenue for the three months ended December 31, 2024, was $3.3 million compared to $2.5 million for the same period in 2023. The increases in revenue and adjusted gross profit were primarily driven by increased activity in the Canadian community included in the All Other category.

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Conference Call

The Company has scheduled a conference call for March 26, 2025, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the fourth quarter and full year 2024 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/42CH3dz

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South and Government segments; effective management of our communities; natural disasters and other business distributions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions; changes in end-market demand requirements that could lead to cancelation of contracts for convenience in the Government segment; our reliance on third party manufacturers and suppliers; failure to retain key personnel; increases in raw material and labor costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance; unanticipated changes in our tax obligations; our obligations under various laws and regulations; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global or local economic and political movements, including any changes in policy under the Trump administration or any future administration; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; any failure of our management information systems;  our ability to refinance debt on favorable terms and meet our debt service requirements and obligations; and risks related to our outstanding debt obligations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, Discretionary Cash Flow, EBITDA, and Adjusted EBITDA, which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures is unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provide useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other (income) expense, net: Other (income) expense, net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment, and other immaterial expenses and non-cash items.
●	Transaction expenses: During 2023, Target Hospitality incurred transaction cost primarily related to legal, advisory and underwriter fees, associated with debt related transaction activity and, to a lesser extent, other business development project related transaction activity. During 2024, Target Hospitality incurred expenses associated with certain transactions, primarily driven by the previously announced unsolicited non-binding proposal from Arrow Holdings S.à r.l. (“Arrow”), an affiliate of TDR, to acquire all of the outstanding shares of Common Stock of the Company that are not owned by any of Arrow, any investment fund managed by TDR or any of their respective affiliates (the “Unaffiliated Shares”), for cash consideration of $10.80 per share (the “Proposal”).
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, business development, accounting standard implementation costs and certain severance costs.

Target Hospitality defines Discretionary cash flow as Cash flow from operations less maintenance capital expenditures for specialty rental assets.

Utility and Purposes:

EBITDA reflects Net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of

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interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, Discretionary cash flow, EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Gross profit, Net income, or other performance measures derived in accordance with GAAP, or as alternatives to Cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, Discretionary cash flow, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, these non-GAAP measures may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believe that Adjusted gross profit, Discretionary cash flows, EBITDA and Adjusted EBITDA provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income

($ in thousands, except per share amounts)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services income	$60,227	$84,730	$265,912	$365,627
Specialty rental income	23,461	41,490	120,360	197,981
Total revenue	83,688	126,220	386,272	563,608
Costs:
Services	30,408	42,105	132,142	151,574
Specialty rental	2,728	6,492	18,787	30,084
Depreciation of specialty rental assets	13,521	15,384	57,164	68,626
Gross profit	37,031	62,239	178,179	313,324
Selling, general and administrative	12,626	12,197	54,258	56,126
Other depreciation and amortization	3,947	3,869	15,642	15,351
Other expense (income), net	(344)	(3)	(502)	1,241
Operating income	20,802	46,176	108,781	240,606
Loss on extinguishment of debt	—	151	—	2,279
Interest expense, net	3,946	4,913	16,619	22,639
Change in fair value of warrant liabilities	—	(7,253)	(675)	(9,062)
Income before income tax	16,856	48,365	92,837	224,750
Income tax expense	4,312	10,522	21,430	51,050
Net income	12,544	37,843	71,407	173,700
Less: Net income attributable to the noncontrolling interest	42	—	142	—
Net income attributable to Target Hospitality Corp. common stockholders - basic	12,502	37,843	71,265	173,700
Change in fair value of warrant liabilities	—	(7,253)	—	(9,062)
Net income attributable to Target Hospitality Corp. common stockholders - diluted	12,502	30,590	71,265	164,638
Other comprehensive loss
Foreign currency translation	(95)	(17)	(147)	(64)
Comprehensive income	$12,449	$37,826	$71,260	$173,636

Weighted average number shares outstanding - basic	99,189,824	101,660,601	100,135,249	101,350,910
Weighted average number shares outstanding - diluted	100,156,485	104,538,888	101,434,754	105,319,405

Net income per share attributable to Target Hospitality Corp. common stockholders - basic	$0.13	$0.37	$0.71	$1.71
Net income per share attributable to Target Hospitality Corp. common stockholders - diluted	$0.12	$0.29	$0.70	$1.56

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	December 31,	December 31,
	2024	2023
Assets
Cash and cash equivalents	$190,668	$103,929
Accounts receivable, less allowance for credit losses	49,342	67,092
Other current assets	9,326	9,479
Total current assets	249,336	180,500

Specialty rental assets, net	320,852	349,064
Goodwill and other intangibles, net	93,845	107,320
Other non-current assets	61,741	57,469
Total assets	$725,774	$694,353

Liabilities
Accounts payable	$16,187	$20,926
Deferred revenue and customer deposits	699	1,794
Current warrant liabilities	—	675
Current portion of long-term debt, net	180,328	—
Other current liabilities	36,190	46,935
Total current liabilities	233,404	70,330

Long-term debt, net	—	178,093
Other non-current liabilities	71,280	68,623
Total liabilities	304,684	317,046

Stockholders' equity
Common stock and other stockholders' equity	88,701	116,192
Accumulated earnings	332,380	261,115
Total stockholders' equity attributable to Target Hospitality Corp. stockholders	421,081	377,307
Noncontrolling interest in consolidated subsidiaries	9	—
Total stockholders' equity	421,090	377,307
Total liabilities and stockholders' equity	$725,774	$694,353

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Years Ended
	December 31,
	2024	2023

Cash and cash equivalents - beginning of year	$103,929	$181,673

Cash flows from operating activities
Net income	71,407	173,700
Adjustments:
Depreciation	59,331	70,530
Amortization of intangible assets	13,475	13,447
Other non-cash items	16,583	64,579
Changes in operating assets and liabilities	(9,121)	(165,455)
Net cash provided by operating activities	$151,675	$156,801

Cash flows from investing activities
Purchases of specialty rental assets	(29,557)	(60,808)
Other investing activities	715	(7,372)
Net cash used in investing activities	$(28,842)	$(68,180)

Cash flows from financing activities
Other financing activities	(36,064)	(166,369)
Net cash used in financing activities	$(36,064)	$(166,369)

Effect of exchange rate changes on cash and cash equivalents	(30)	4

Change in cash and cash equivalents	86,739	(77,744)

Cash and cash equivalents - end of year	$190,668	$103,929

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023

Gross Profit	$37,031	$62,239	$178,179	$313,324

Adjustments:
Depreciation of specialty rental assets	13,521	15,384	57,164	68,626
Adjusted gross profit	$50,552	$77,623	$235,343	$381,950

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net income	$12,544	$37,843	$71,407	$173,700
Income tax expense	4,312	10,522	21,430	51,050
Interest expense, net	3,946	4,913	16,619	22,639
Loss on extinguishment of debt	—	151	—	2,279
Other depreciation and amortization	3,947	3,869	15,642	15,351
Depreciation of specialty rental assets	13,521	15,384	57,164	68,626
EBITDA	$38,270	$72,682	$182,262	$333,645

Adjustments
Other (income) expense, net	(344)	(3)	(502)	1,241
Transaction expenses	780	4,282	4,899	4,875
Stock-based compensation	1,623	(2,774)	7,306	11,174
Change in fair value of warrant liabilities	—	(7,253)	(675)	(9,062)
Other adjustments	818	725	3,427	2,344
Adjusted EBITDA	$41,147	$67,659	$196,717	$344,217

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2024	2023	2024	2023

Net cash provided by operating activities	$30,552	$38,289	$151,675	$156,801
Less: Maintenance capital expenditures for specialty rental assets	(2,765)	(3,493)	(20,747)	(14,218)
Discretionary cash flows	$27,787	$34,796	$130,928	$142,583

Purchase of specialty rental assets	(5,919)	(7,146)	(29,557)	(60,808)
Purchase of property, plant and equipment	(363)	(125)	(687)	(3,066)
Acquired intangible assets	—	—	—	(4,547)
Proceeds from sale of specialty rental assets and other property, plant and equipment	861	—	1,402	241
Net cash used in investing activities	$(5,421)	$(7,271)	$(28,842)	$(68,180)

Principal payments on finance and finance lease obligations	(473)	(367)	(1,695)	(1,404)
Repayment of Senior Notes	—	(28,054)	—	(153,054)
Repurchase of Common Stock	(11,602)	—	(33,496)	—
Distribution paid to noncontrolling interest	(65)	—	(65)	—
Payment of issuance costs from warrant exchange	—	—	—	(1,504)
Proceeds from issuance of Common Stock from exercise of warrants	—	—	3	209
Proceeds from issuance of Common Stock from exercise of stock options	—	—	1,850	1,396
Payment of deferred financing costs	—	(3,771)	—	(5,194)
Taxes paid related to net share settlement of equity awards	(46)	—	(2,661)	(6,818)
Net cash used in financing activities	$(12,186)	$(32,192)	$(36,064)	$(166,369)

TH Q4 2024 Earnings Release	Page 13 of 13

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